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EXHIBIT 21 - Subsidiaries of Registrant, Clear Channel Communications, Inc.

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
                Name                           State of Incorporation
                ----                           ----------------------
Clear Channel Communications, Inc.                  Texas
Clear Channel Holdings, Inc. (1)                    Nevada
Clear Channel Broadcasting Licenses, Inc.           Nevada
Clear Channel Broadcasting, Inc. (2)                Nevada
Eller Media Corporation                             Delaware
Clear Channel Outdoor, Inc. (3)                     Delaware
Universal Outdoor, Inc.                             Delaware
Clear Channel International, Ltd. (4)               United Kingdom
Jacor Communications Company (5)                    Florida
AMFM Inc. (6)                                       Delaware
SFX Entertainment, Inc. (7)                         Delaware
The Ackerley Group, Inc. (8)                        Delaware

(1) List omits 10 domestic and 22 foreign consolidated wholly-owned subsidiaries carrying on the same line of business (broadcasting).

(2) List omits 8 domestic consolidated wholly-owned subsidiaries carrying on the same line of business (broadcasting).

(3) List omits 30 domestic and 6 foreign consolidated wholly-owned subsidiaries carrying on the same line of business (outdoor advertising).

(4) List omits 91 foreign consolidated wholly-owned subsidiaries carrying on the same line of business (outdoor advertising).

(5) List omits 26 domestic and 6 foreign consolidated wholly-owned subsidiaries carrying on the same line of business (broadcasting).

(6) List omits 25 domestic consolidated wholly-owned subsidiaries carrying on the same line of business (broadcasting).

(7) List omits 263 domestic and 18 foreign consolidated wholly-owned subsidiaries carrying on the same line of business (live entertainment).

(8) List omits 8 domestic and 1 foreign consolidated wholly-owned subsidiaries carrying on the same line of business (broadcasting).